Exhibit 99.1

Interstate Bakeries Updates Expectations of

Ability to File Delayed SEC Reports

Provides Update Regarding Status of

Defined Benefit Pension Plan Review

Kansas City, Missouri – October 26, 2005 – Interstate Bakeries Corporation (OTC: IBCIQ.PK) said today that the company continues to seek information it deems accurate and reliable enough to enable it to properly account for a defined benefit pension plan to which it contributes. However, at this time, IBC does not have sufficient information from the pension plan and its representatives necessary for IBC to complete its financial statements and thereafter make its required filings with the Securities and Exchange Commission (SEC). The pension plan in question, the American Bakers Association (ABA) Retirement Plan, was established in 1961 to provide benefits to certain employees of several unrelated companies in the baking industry. IBC is currently one of seven active participating sponsors under the pension plan. Prior to the company's recent restructuring efforts, approximately 900 active IBC employees participated under the pension plan, although the number of active employees has significantly decreased as a result of those efforts.

While the company continues to seek the necessary information, it has not yet obtained this information and is not able to predict if and when such information will be available. Accordingly, IBC is not able to provide any assurances on its ability to file with the SEC its Annual Reports on Form 10-K for the fiscal years ended May 29, 2004 and May 28, 2005, Quarterly Reports for the quarters ended August 21, 2004, November 13, 2004, March 5, 2005 and August 20, 2005, amended Quarterly Reports for the quarters ended November 15, 2003 and March 6, 2004, and future periodic reports required to be filed with the SEC. In addition, under the terms of IBC's "debtor-in-possession" (DIP) credit facility, failure to file audited financial statements for fiscal 2005 with its lenders before December 31, 2005, will result in a default thereunder unless IBC's lenders waive such requirement or amend the DIP credit facility to extend the required filing date.

The representatives of the ABA Retirement Plan have asserted that as of May 31, 2005, the present value of accrued benefits under the pension plan attributable to IBC's employees and retirees was approximately $60 million and the assets in the pension plan attributable to IBC had a negative balance of about $3 million, resulting in IBC's share of the total pension plan underfunding being approximately $63 million. These amounts are based upon the assumption that the pension plan is an aggregate of single employer pension plans. However, IBC believes that the pension plan has been historically administered as a multiple employer plan and should be treated as such. Treatment of the ABA Retirement Plan as a multiple employer plan will, in IBC's view, result in an allocation of pension plan assets to IBC's pension plan participants in an amount equal to approximately $37 million. Accordingly, IBC believes that its allocable share of pension plan underfunding relative to IBC's pension plan participants is approximately $23 million. IBC is still reviewing the manner and basis for the calculation of pension plan assets and liabilities and there can be no assurance as to the accuracy of IBC's asset and liability balances in the pension plan at this time.

In addition, IBC notes its expectation that future required contributions to the ABA Retirement Plan will increase as compared to its historical contributions and this increase will be substantial even if the pension plan is finally determined to be a multiple employer plan. A final determination that the ABA Retirement Plan should be considered an aggregate of single employer plans will cause the increase in contributions to be even more significant. IBC's responsibility to pay its allocable share of the pension plan underfunding and future required contributions, as well as the timing of such payments, may be impacted by application of the bankruptcy code and/or other applicable law.

IBC's preliminary determination that its obligations under the ABA Retirement Plan should be considered obligations under a single employer pension plan as announced in its April 20, 2005, release has been called into question in light of information regarding the operation of the pension plan and other matters that have come to IBC's attention during its continuing review of the ABA Retirement Plan issues. Although IBC now believes the pension plan should be treated as a multiple employer plan, it will likely be required to account for its interests in the pension plan as a single employer plan for all periods prior to a final determination that the pension plan is a multiple employer plan if such determination is ever made. Due to the uncertainties surrounding its interest in the pension plan, IBC is still not able to predict with certainty the amount of any impact on earnings, any net liability or any reduction in equity resulting from the application of proper accounting treatment to IBC's participation in the ABA Retirement Plan, but any such impact is expected to be substantial.

About the Company

Interstate Bakeries Corporation is one of the nation's largest wholesale bakers and distributors of fresh-baked bread and sweet goods, under various national brand names, including Wonder®, Baker's Inn®, Merita®, Hostess® and Drake's®.  The company is headquartered in Kansas City, Missouri.

Cautionary Statement Regarding Forward-Looking Statements and Other Matters

Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company's views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should” and “continue” or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: successful resolution of any deficiencies in the Company's newly implemented financial reporting systems; the ability of the Company to continue as a going concern; final determination of anticipated significant asset impairment charges; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; the ability of the Company to operate pursuant to the terms of its DIP financing facility; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with failing to obtain court approval for one or more extensions to the exclusivity period for the Company to propose and confirm one or more plans of reorganization or with third parties seeking and obtaining court approval to terminate or shorten any such exclusivity period, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company's liquidity or results of operations; the ability of the Company to finalize, fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and employees; changes in our relationship with employees and the unions that represent them; increased costs and uncertainties related to periodic renegotiation of union contracts; increased costs and uncertainties with respect to the accounting treatment of a defined benefit pension plan to which we contribute; finalization of our review and, if applicable, the independent audit of our historical financial statements; the results of an SEC investigation concerning the

Company's financial statements following the Company's announcement that the Audit Committee of its Board of Directors had retained independent counsel to investigate the Company's manner of setting its workers' compensation and other reserves; the delayed filing with the SEC of the Company's fiscal 2004 and 2005 Forms 10-K and fiscal 2005 and 2006 Forms 10-Q; the Company's on-going internal review of the setting of its workers' compensation and auto/general liability reserves; risks associated with the Company's restructuring process, including the risks associated with higher than anticipated costs and delays in completion of the PC review and bakery and route consolidations and the failure of such efforts to achieve the desired results; the impact of any withdrawal liability arising under the Company's multiemployer pension plans as a result of prior actions or current consolidations; the impact of non-cash charges to fixed capital assets on prior periods; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; future product recalls or safety concerns; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.